UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on July 7, 2015, a putative class action lawsuit was commenced against our company and certain of our current and former officers in the United States District Court for the District of New Jersey, captioned Li v. Cormedix Inc., et al., Case 3:15-cv-05264 (the “Securities Class Action”). On September 4, 2015, two individuals, Shahm Martini and Paul Chretien (the “Martini Group”), filed a Motion to Appoint Lead Plaintiff. On that same date, another individual, Elaine Wood, filed a competing Motion to Appoint Lead Plaintiff. On September 18, 2015, the Martini Group withdrew its motion. Thereafter, on September 22, 2015, the Court appointed Elaine Wood as Lead Plaintiff and, on October 2, 2015, appointed the Rosen Law Firm as Lead Counsel.

On December 1, 2015, Lead Plaintiff filed an Amended Complaint asserting claims that our company and Steven Lefkowitz, Randy Milby and Harry O’Grady (the “Cormedix Defendants”) violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act. The Amended Complaint also names as defendants several unrelated entities that allegedly were paid stock promoters. Lead Plaintiff alleges generally that the Cormedix Defendants made materially false or misleading statements and omissions concerning, among other things, the competitive landscape for our Neutrolin product and the alleged use of stock promoters.  The Amended Complaint seeks unspecified damages, interest, attorneys’ fees, and other costs.

On February 1, 2016, the Cormedix Defendants filed a motion to dismiss all claims asserted against them in the Amended Complaint on the grounds, among others, that the Amended Complaint fails to adequately allege: (1) material misstatements or omissions; (2) scienter by any of the Cormedix Defendants; or (3) loss causation. The Court heard oral argument on this motion on July 18, 2016 and took the matter under advisement.

In an order dated October 27, 2016, the Court granted the Cormedix Defendants’ Motion to Dismiss and dismissed with prejudice the Amended Complaint. We intend to continue to vigorously defend this case.

On May 13, 2016, a putative shareholder derivative action was filed in the Superior Court of New Jersey against the Company and certain present and former directors and officers captioned Raval v. Milby, et. al., Docket No. C-12034-6 (the “Derivative Action”). The factual allegations of the Derivative Action substantially overlap the factual allegations contained in the Amended Complaint in the Securities Class Action. The plaintiff purports to assert claims against the individual defendants on behalf of the Company for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets. The complaint in the Derivative Action seeks unspecified damages, interest, attorneys’ fees and other costs, and certain amendments to the Company’s “corporate governance and internal procedures”. On June 30, 2016, the Court entered a stipulated order, among other things, staying the Derivative Action until 30 days after either: (a) the entry of any order denying any motion to dismiss the Derivative Action in the Securities Class Action, or (b) the entry of a final order dismissing the Securities Class Action with prejudice.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016	CORMEDIX INC.

/s/ Khoso Baluch
	Name:	Khoso Baluch
	Title:	Chief Executive Officer